CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Bob Joyce
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS THIRD QUARTER 2008 RESULTS

ATLANTA, Georgia, October 21, 2008 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the third quarter ended September 28, 2008.

Sales for the third quarter of 2008 were $278.4 million compared with sales of $279.5 million in the third quarter of 2007.  Operating income for the third quarter of 2008 was $31.0 million, or 11.1% of sales, compared with operating income of $34.8 million, or 12.4% of sales, in the third quarter of 2007.  Income from continuing operations for the 2008 third quarter was $13.6 million, or $0.22 per diluted share, a decrease of 10.7% compared with income from continuing operations of $15.2 million, or $0.25 per diluted share, in the third quarter of 2007.

Net income for the 2008 third quarter was $8.4 million, or $0.14 per diluted share, compared with net income of $8.6 million, or $0.14 per diluted share, in the third quarter last year.  Included in the Company’s results for the third quarter of 2008 was an after-tax loss from discontinued operations of $5.2 million, or $0.08 per diluted share, of which $4.2 million, or $0.07 per diluted share, was related to a reserve placed on the deferred purchase price amount of $6.5 million for the 2007 sale of the Company's fabrics business.  The remainder of the loss from discontinued operations relates to an impairment charge for certain assets remaining from the fabrics business that are currently being held for sale.  Results for the third quarter of 2007 included expenses of $0.7 million after-tax, or $0.01 per diluted share, for premiums paid in connection with the redemption of the Company's 7.3% Senior Notes.

INTERFACE REPORTS THIRD QUARTER 2008 RESULTS

“Our sales in the 2008 third quarter showed remarkable resilience in the current economic environment and illustrate the benefits of the strategic actions we’ve taken to strengthen our position in the market,” said Daniel T. Hendrix, President and Chief Executive Officer.  “Driven by our diversification across both end markets and geographies, third quarter sales held substantially even with the strong results reported a year ago.  While we have seen a slowdown in demand within the corporate office segment, particularly in Western Europe and the United States, it has been balanced by continued solid demand for modular carpet in segments such as government, education, healthcare and retail, and growth in emerging geographic markets.  In Europe, we continued to invest in the implementation of our market diversification strategy, which has been a strong driver of our success in the United States.  While these investments have had a near-term impact on profitability, we believe there is a significant opportunity for growth in Europe in these segments, which have remained largely untapped to date.”

For the first nine months of 2008, sales were $835.2 million, compared with $787.9 million for the same period a year ago, an increase of 6.0%.  Operating income for the 2008 nine-month period was $95.4 million, an increase of 6.1% versus operating income of $90.0 million in the comparable 2007 nine-month period.  Income from continuing operations was $43.6 million, or $0.70 per diluted share, in the 2008 nine-month period, an increase of 15.9% compared with income from continuing operations of $37.6 million, or $0.61 per diluted share, in the same period a year ago.  Including results of discontinued operations, net income was $38.4 million, or $0.62 per diluted share, in the first nine months of 2008 compared with a net loss for the first nine months of 2007 of $31.1 million, or $0.50 per diluted share.

Mr. Hendrix concluded, “For the past several years, Interface has been repositioning the business for long-term growth and success.  We have established Interface as the leading provider of modular carpet worldwide and executed a successful market diversification strategy that has expanded the number of end markets we serve as well as our geographic reach, lessening our exposure to the cycles of the corporate office market.  We believe the benefits of this strategy will continue to be evident in our performance going forward.  At the same time, we are focused on strengthening our balance sheet by generating cash and paying down debt, while still making the investments necessary to meet our strategic goals.  We believe we are well positioned, both operationally and financially, to continue to build our business and expand our leadership position in the carpet tile market, despite a challenging economic environment.  Looking ahead, we will take the steps necessary to protect the profitability of our business and generate the cash necessary to support our future success.”

INTERFACE REPORTS THIRD QUARTER 2008 RESULTS

The Company will host a conference call tomorrow, October 22, 2008, at 9:00 a.m. Eastern Time, to discuss its third quarter 2008 results.  The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=1993975 or through the Company’s website at http://www.interfaceinc.com/results/investor/.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS THIRD QUARTER 2008 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	09/28/08	09/30/07	09/28/08	09/30/07

Net Sales	$278,423	$279,471	$835,164	$787,925
Cost of Sales	183,506	181,542	540,688	514,543
Gross Profit	94,917	97,929	294,476	273,382
Selling, General & Administrative Expenses	63,895	63,179	199,047	181,558
Loss on Disposal – Specialty Products	--	--	--	1,873
Operating Income	31,022	34,750	95,429	89,951
Interest Expense	8,173	8,643	24,109	26,924
Other Expense, Net	804	1,281	1,415	2,316
Income Before Taxes	22,045	24,826	69,905	60,711
Income Tax Expense	8,461	9,620	26,323	23,113
Income from Continuing Operations	13,584	15,206	43,582	37,598
Discontinued Operations, Net of Tax	(5,154)	(6,650)	(5,154)	(68,660)
Net Income (Loss)	$8,430	$8,556	$38,428	$(31,062)

Earnings (Loss) Per Share – Basic
Continuing Operations	$0.22	$0.25	$0.71	$0.62
Discontinued Operations	(0.08)	(0.11)	(0.08)	(1.13)
Earnings (Loss) Per Share – Basic	$0.14	$0.14	$0.63	$(0.51)

Earnings (Loss) Per Share – Diluted
Continuing Operations	$0.22	$0.25	$0.70	$0.61
Discontinued Operations	(0.08)	(0.11)	(0.08)	(1.11)
Earnings (Loss) Per Share – Diluted	$0.14	$0.14	$0.62	$(0.50)

Common Shares Outstanding – Basic	61,576	60,711	61,475	60,448
Common Shares Outstanding – Diluted	62,070	61,860	61,988	61,590

Orders from Continuing Operations*	267,874	271,951	862,565	833,713
Continuing Operations Backlog (as of 09/28/08 and 09/30/07, respectively)*			135,914	142,706

________________

*	Orders from Continuing Operations and Continuing Operations Backlog exclude all activity related to the Fabrics Group business segment, which was sold in the third quarter of 2007.

INTERFACE REPORTS THIRD QUARTER 2008 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	09/28/08	12/30/07
Assets
Cash	$85,521	$82,375
Accounts Receivable	165,350	178,625
Inventory	145,494	125,789
Other Current Assets	25,766	24,848
Assets of Businesses Held for Sale	3,180	4,792
Total Current Assets	425,311	416,429
Property, Plant & Equipment	166,891	161,874
Other Assets	251,743	256,929
Total Assets	$843,945	$835,232

Liabilities
Accounts Payable	$60,501	$57,243
Accrued Liabilities	97,366	120,388
Current Portion of Long-Term Debt	--	--
Liabilities of Businesses Held for Sale	27	220
Total Current Liabilities	157,894	177,851
Senior and Senior Subordinated Notes	310,000	310,000
Other Long-Term Liabilities	52,912	53,239
Total Liabilities	520,806	541,090
Shareholders’ Equity	323,139	294,142
Total Liabilities and Shareholders’ Equity	$843,945	$835,232

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Nine Months Ended
(In millions)	09/28/08		09/30/07		09/28/08		09/30/07

Net Income (Loss)		$8.4		$8.5		$38.4		$(31.1)
Adjustments for Discontinued Operations		5.2		6.7		5.2		68.7
Net Income (Loss) from Continuing Operations		$13.6		$15.2		$43.6		$37.6
Depreciation and Amortization		5.7		5.1		17.7		17.1
Deferred Income Taxes and Other Non-Cash Items		1.1		1.9		4.2		1.9
Change in Working Capital
Accounts Receivable	3.2		(11.5)		10.3		(19.5)
Inventories	1.5		5.3		(21.8)		(10.8)
Prepaids	3.2		3.5		(0.5)		5.2
Accounts Payable and Accrued Expenses	(13.9)		4.2		(17.9)		12.5
Cash Provided from (Used in) Continuing Operations		14.4		23.7		35.6		44.0
Cash Provided from (Used in) Operating Activities of Discontinued Operations		--		(5.1)		--		(1.9)
Cash Provided from (Used in) Operating Activities		14.4		18.6		35.6		42.1
Cash Provided from (Used in) Investing Activities		(7.9)		49.0		(26.4)		17.9
Cash Provided from (Used in) Financing Activities		(1.4)		(81.0)		(4.3)		(94.3)
Effect of Exchange Rate Changes on Cash		(3.2)		1.6		(1.8)		2.7
Net Increase (Decrease) in Cash		$1.9		$(11.8)		$3.1		$(31.6)

INTERFACE REPORTS THIRD QUARTER 2008 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Nine Months Ended
	09/28/08	09/30/07	% Change	09/28/08	09/30/07	% Change
Net Sales
Modular Carpet	$243.0	$242.9	0.0%	$728.4	$673.7	8.1%
Bentley Prince Street	35.4	36.6	(3.3%)	106.8	112.1	(4.7%)
Specialty Products	--	--	*	--	2.2	*
Total	$278.4	$279.5	(0.4%)	$835.2	$788.0	6.0%

Operating Income (Loss)
Modular Carpet	$30.3	$35.2	(13.9%)	$96.5	$93.6	3.1%
Bentley Prince Street	0.7	1.3	(46.2%)	2.5	4.2	(40.5%)
Specialty Products	--	--	*	--	(1.8)	*
Corporate Expenses and Eliminations	--	(1.7)	*	(3.6)	(6.0)	40.0%
Total	$31.0	$34.8	(10.9%)	$95.4	$90.0	6.0%

* Not meaningful

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